UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  February 21, 2006

                         EXCEL TECHNOLOGY, INC.
          .................................................
          (Exact name of Registrant as specified in Charter)

          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (631)-784-6175
                                                      .............


      ............................................................
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

     [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01  OTHER EVENTS.

     On February 21, 2006, Excel Technology, Inc. (the "Company") announced that Coherent, Inc. has agreed to acquire the Company in an all cash transaction. A copy of the press release issued by the Company on February 21, 2006 concerning the transaction is filed herewith as Exhibit
99.1 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits

     99.1  Press Release of Excel Technology, Inc., issued February 21,
2006.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 21, 2006

                                EXCEL TECHNOLOGY, INC.

                                By:  /s/ Antoine Dominic
                                    ......................
                                    Antoine Dominic
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)


                                                 EXHIBIT 99.1 TO FORM 8-K
FOR IMMEDIATE RELEASE


                                       Contact:  J. Donald Hill, Chairman
                                                 631-784-6175


     EXCEL TECHNOLOGY SIGNS DEFINITIVE AGREEMENT WITH COHERENT, INC.

EAST SETAUKET, N.Y., February 21, 2006 - Excel Technology, Inc. (NASDAQ:
XLTC) announced today that it has entered into a definitive merger agreement to be acquired by Coherent, Inc. (NASDAQ: COHR). The acquisition will be an all cash transaction and under the terms of the merger agreement, Excel stockholders will receive $30.00 per share of common stock issued and outstanding, for an approximate transaction value of $376 million, before fees and expenses.

J. Donald Hill, Chairman, stated, "Today's announcement is great news for our customers, investors and employees. We are pleased with the value realization for our investors and are convinced that the merger with Coherent will provide even stronger opportunities for the growth of our employees and increased product offerings to our industrial, commercial and scientific customers."

The transaction has been unanimously approved by the Boards of Directors of both companies and is subject to customary closing conditions including regulatory approval and the approval of Excel Technology, Inc. stockholders. The transaction is expected to close by the end of the second quarter of calendar 2006. In connection with the proposed merger, Excel intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). These documents will contain important information about the proposed merger, and may be obtained free of charge at the SEC's website at www.sec.gov.

UBS Securities LLC acted as financial advisor and Breslow & Walker, LLP acted as legal advisor to Excel Technology in connection with the transaction.

About Coherent

Founded in 1966, Coherent is a Standard & Poor's SmallCap 600 company and a world leader in providing photonics based solutions to the commercial and scientific research markets.

About Excel Technology

Founded in 1985, Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial/commercial and scientific applications.

"Safe Harbor" Statement Under the Private Securities Litigation Reform
Act

This news release contains forward-looking statements, which are based on current expectations, including the effect of the merger on employees, investors and customers. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including the risks associated with integration of the two companies following the closing of the transaction, future economic, competitive, regulatory, and market conditions, future business decisions, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2005. In light of the significant uncertainties inherent in such forward-looking statements, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of anticipated events.




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